UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2011, Lighting Science Group Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with PCA LSG Holdings, LLC (“PCA”) and Pegasus Partners IV, L.P. (“Pegasus IV” and, together with PCA and any permitted assignees under the Subscription Agreement, the “Purchasers”) pursuant to which the Company gave the Purchasers the option, on or prior to December 31, 2011, to purchase up to 40,000 units (the “Units”) of its securities at a price per Unit of $1,000.00 (the “Series F Offering”). Each Unit consists of: (i) one share of the Company’s newly designated Series F Preferred Stock (the “Series F Preferred Stock”) and (ii) 83 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with the execution of the Subscription Agreement, PCA purchased 10,000 Units, for an aggregate purchase price of $10,000,000. As of November 17, 2011, Leon Wagner, one of the Company’s directors, also purchased an additional 1,500 Units for an aggregate purchase price of $1,500,000. The Company has been informed by PCA that it anticipates in excess of 8,500 additional Units will be purchased in accordance with the Subscription Agreement. The expected proceeds from the Series F Offering will be used to fund the Company’s increased working capital needs resulting from substantial increases in orders during the fourth quarter of 2011, both of which are expected to continue in to 2012.

Pursuant to the Subscription Agreement, if, at any time prior to November 17, 2013, the Company issues securities (other than issuances pursuant to the Company’s equity-based compensation plans) which PCA, in its sole discretion, determines are more favorable than the Units, PCA will have the right to exchange its Units, and to require all other Purchasers to exchange their Units, for such newly issued securities. Upon such occurrence, any outstanding rights to purchase Units would also convert into the right to purchase the newly issued securities on substantially the same terms and conditions as those offered to the purchasers of the newly issued securities.

In addition, if, at any time while shares of the Series F Preferred Stock remain outstanding, the Company issues securities (other than pursuant to the Company’s equity-based compensation plans) that results in gross proceeds to the Company of at least $50,000,000 (a “Subsequent Issuance”), the Company must notify all holders of Series F Preferred Stock of the terms and conditions of such Subsequent Issuance. Simultaneous with, and subject to the closing of, such Subsequent Issuance, each holder of Series F Preferred Stock would have the right to: (i) require the Company to use the proceeds of such Subsequent Issuance to redeem the Series F Preferred Stock, provided that such redemption is not prohibited by the terms of the securities issued in the Subsequent Issuance or the Company’s loan agreements with Wells Fargo Bank, N.A. (“Wells Fargo”) and Ares Capital Corporation (“Ares Capital”), as described in more detail under “Series F Preferred Stock” below; or (ii) convert all or a portion of such holders of Series F Preferred Stock into the securities issued in the Subsequent Issuance on substantially the same terms and conditions governing the Subsequent Issuance. If a holder elects to convert its shares of Series F Preferred Stock pursuant to (ii) above, such holder would be required to forfeit 80% of the shares of Common Stock issued in conjunction with each converted share of Series F Preferred Stock. Upon any conversion or redemption of the Series F Preferred Stock or Units, each share of Series F Preferred Stock would be valued at its then present Liquidation Value (as defined below).

PCA may assign all or any portion of its right to purchase Units pursuant to the Subscription Agreement to an assignee of its choosing.

PCA is an affiliate of Pegasus IV who, together with its affiliates, is the Company’s largest stockholder and beneficially owned approximately 84% of the Company’s common stock as of November 17, 2011 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

Series F Preferred Stock

In conjunction with the Series F Offering, on November 17, 2011, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware establishing the designation, preferences, dividends, voting rights and other special rights of the Series F Preferred Stock.

The Company designated 40,000 shares of its preferred stock as Series F Preferred Stock, par value $0.001 per share. Each share of Series F Preferred Stock is entitled to an annual cumulative dividend of 10.0% of the liquidation value of such share, initially the $1,000.00 purchase price, which compounds annually on the date of issuance and accrues to the liquidation value (the “Liquidation Value”).

Except as required by law, and with certain exceptions, the Series F Preferred Stock does not have voting rights. The Series F Preferred Stock ranks senior to the liquidation preferences of the Common Stock. The Company must redeem all shares of the Series F Preferred Stock on February 21, 2014 or upon an earlier change of control of the Company. The Company has the option to redeem all of the outstanding shares of Series F Preferred Stock by giving 10 days notice to each such holder and paying such holder the Liquidation Value per share of Series F Preferred Stock. The Company is not permitted or required to redeem any shares of Series F Preferred Stock if such redemption would result in a default under its (i) Loan and Security Agreement with Wells Fargo or (ii) Second Lien Letter of Credit, Loan and Security Agreement, with Ares Capital.

The Company’s Committee of Independent Directors, which is comprised entirely of independent directors not affiliated with Pegasus or PCA, approved the Series F Offering and engaged an independent financial advisor to assist in evaluating the Series F Offering. The Company obtained Wells Fargo’s consent to the transactions contemplated by the Subscription Agreement.

The foregoing description of the Subscription Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Certificate of Designation, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report and are incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Company issued the shares of Series F Preferred Stock and Common Stock to PCA pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report is incorporated into this Item 5.03 by reference.

On November 17, 2011, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Company’s Series F Preferred Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: November 21, 2011	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

Number	Description of Exhibit

4.1	Certificate of Designation of Series F Preferred Stock.

10.1	Subscription Agreement, dated November 17, 2011, among Lighting Science Group Corporation, PCA LSG Holdings, LLC and Pegasus Partners IV, L.P.